B Y - L A W S

                                     OF

                               NETWORTH INC.
                           (A Nevada Corporation)


                                 ARTICLE I

                      LOCATION  OF  PRINCIPAL  OFFICE

     Section 1. PRINCIPAL OFFICE. The principal office for the transaction of business of the Corporation shall be located at 202 South Minnesota Street, Carson City, Nevada 89703 or at such other address, either within or outside of the State of Nevada, as the Board of Directors shall from time to time provide.

     Section 2. OTHER OFFICES. The Corporation may also have business offices at such other places as the Board of Directors may from time to time determine the business of the Corporation to require.


                                 ARTICLE II

                                SHAREHOLDERS

     Section 1. ANNUAL MEETINGS. The annual meeting of the shareholders shall be held on the first Monday in the month of June of each year, beginning with the year 2001 at the hour of 9:30 o'clock p.m. P.D.T. for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. The Board of Directors, however, may change the time of the annual meeting to any other date not less than 15 days nor more than 120 days after the end of the fiscal year.

     Section 2. SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by law, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than one-third of the outstanding shares of the Corporation entitled to vote at the meeting.

     Section 3. PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Nevada, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Nevada, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of the meeting shall be the office of the Corporation as set forth in
Article I, above.

     Section 4. NOTICE OF MEETING. Written notice stating the place, day and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting.


     Section 5. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of the shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer book shall be closed for a stated period but not to exceed, in any case, a Sixty
(60) day period. If the stock transfer book shall be closed for the purpose of determining shareholders entitled to notice or to vote at a meeting of shareholders, such books shall be closed for at least thirty (30) days immediately proceeding such meeting. If the stock transfer books are not closed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or of shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

     Section 6. QUORUM. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, the majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at the duly authorized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     Section 7. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxies shall be filed with the Secretary of the Corporation before or at the time of a meeting. No proxy shall be valid after two months from the date of its execution, unless otherwise provided in the proxy.

     Section 8. VOTING OF SHARES. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at the meeting of the shareholders.

     Section 9. VOTING OF SHARES BY CERTAIN SHAREHOLDERS. Shares held by an administrator, executor, guardian or conservator may be voted by him either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a Trustee may be voted by him, either in person or by proxy, but no Trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

     Section 10. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote with respect to the subject matter thereof were present and voted.


                                ARTICLE III

                             BOARD OF DIRECTORS

     Section 1. GENERAL POWERS. Except for those items otherwise specifically provided by law or elsewhere in these By-Laws, the business and affairs of the Corporation shall be managed by the Board of Directors.

     Section 2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors who shall constitute the Board of Directors of the Corporation shall be such number as the Board of Directors shall at the time have designed, except that in the absence of any such designation, such number shall be one (1). Each director shall be elected for a term of one year and shall hold office until the next annual meeting of the shareholders and until his successor shall have been elected and qualified, except as otherwise provided herein or required by law. Directors need not be residents of the State of Nevada or shareholders of the Corporation.

     Section 3. CHANGES IN THE NUMBER OF DIRECTORS. Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.

     Section 4. VACANCIES. Any vacancy occurring in the Board of Directors prior to an annual meeting may be filled by an affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

     Section 5. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this By-Law immediately after, and at the same place as, the annual meeting of the shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Nevada, for the holding of additional regular meetings without other notice than such resolution.

     Section 6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman, President or any two directors. The person or persons authorized to call special meetings of the Board of Directors shall give the required notice of the meeting called by them.

     Section 7. NOTICE. Notice of any special meeting shall be given at least three (3) days in advance thereof. The attendance of a director at a meeting shall constitute a waiver of notice to such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     Section 8.  QUORUM.  A majority of the number of directors fixed by
Section 2 of this Article III, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at the meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     Section 9.  PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE.
Members of the Board of Directors, or any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

     Section 10. MANNER OF ACTING. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Actions may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

                                 ARTICLE IV

                                 COMMITTEES

     Section 1. COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors, by a vote of a majority of the whole Board, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors, and such others, to serve as the member or members, designating, if desired, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Although each such committee much include at least one director, it may also contain any other natural persons who are not then directors of this corporation. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend or to authorize the issuance of stock if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in place of the absent or disqualified member.

     Section 2. CONDUCT OF BUSINESS. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Actions may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

                                 ARTICLE V

                                  OFFICERS

     Section 1. NUMBER. The officers of the Corporation shall be a Chairman of the Board, President, one or more Vice Presidents, Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary.


     Section 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed by the Board of Directors.

     Section 3. VACANCIES. A vacancy in any office because of death, resignation, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

     Section 4. THE CHAIRMAN OF THE BOARD. The Chairman of the Board shall be the Chief Executive Officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise the affairs and officers of the corporation and shall, when present, preside at all meetings of the shareholders and of the Board of Directors. Unless another officer or agent is so designated by the Board of Directors, he shall sign, with the Secretary or Assistant Secretary of the Corporation, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, and in general shall perform all duties incident to the office of Chairman and Chief Executive Officer and such other duties as may be prescribed from time to time.

     Section 5. PRESIDENT. The President shall be the Chief Operating Officer of the Corporation and, subject to the control of the Board of Directors, shall implement the business operations and direct the business affairs of the Corporation including establishment and supervision of professional responsibilities and standards of the employees. Subject to the general supervision of the Board of Directors, he may hire and manage the various employees of the Corporation, make and execute such contracts and agreements as are reasonable, necessary and expedient to carry out the business affairs of the Corporation and in general perform all duties incident to the office of President and Chief Operating Officer and such other duties as may be prescribed from time to time. When a chairman is not elected, the President shall fulfill all of his functions set forth above.

     Section 6. VICE PRESIDENT. Each Vice President shall have such powers and duties as may be delegated to him by the Board of Directors and/or the President. One Vice-President, designated as the Senior Vice President, shall, in the event of the death, disability, or absence of the President, perform the duties and functions of the President as provided by these By-Laws or as may from time to time be delegated to him by the Board of Directors.

     Section 7.  SECRETARY.  The Secretary shall:

     (a) keep the minutes of the shareholders' meetings and the Board of Directors' meetings in one or more books provided for that purpose;

     (b) see that all notices are duly given in accordance with the provisions of these By-Laws as required by law;

     (c) be custodian of the Corporation records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized;

     (d) sign with the President, or Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;

     (e) have general charge of the stock transfer books of the Corporation; and

     (f) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 8.  TREASURER.  The Treasurer shall:

     (a) have charge and custody of and be responsible for all funds and securities of the Corporation; give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of
Article V of these By-Laws; and

     (b) in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     Section 9. DELEGATION OF AUTHORITY. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

     Section 10. ACTIONS WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS. Unless otherwise directed by the Board of Directors, the President or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

     Section 11. SALARIES. The salaries or other compensation of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director of the Corporation.

     Section 12. REMOVAL. Any officer of the Corporation may be removed at any time with or without cause, by the Board of Directors.


                                 ARTICLE VI

                      CONTRACTS, LOANS AND BANK DRAFTS

     Section 1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into a contract or execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.

     Section 2. LOANS. No loan shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     Section 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes, or other evidence of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents, of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     Section 4. DEPOSITS. All funds of the Corporation or moneys otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.


                                ARTICLE VII

                 CERTIFICATES FOR SHARES AND THEIR TRANSFER

     Section 1. CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Unless otherwise provided by the Board, such certificates shall be signed by the Chairman or President and the Secretary. All certificates for shares shall be consecutively numbered. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of lost, destroyed or mutilated certificates, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

     Section 2. TRANSFER OF SHARES. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney, duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

     Section 3. LOST OR DESTROYED CERTIFICATES. Where the holder of a stock certificate claims that the certificate has been lost, destroyed or wrongfully taken, the holder shall make an affidavit of that fact and advertise and serve notice of the same in such manner as the Board of Directors may require, and shall, if the directors so require, give the Corporation a bond of indemnity, in the form and with one or more sureties satisfactory to the Board, in an amount reasonably determined by the Board, whereupon a new certificate shall be issued in the same tenor and for the same number of shares as the one alleged to be lost, destroyed or wrongfully taken if the owner so requests before the Corporation has notice that the shares have been acquired by a bona fide purchaser. Where a stock certificate has been lost, apparently destroyed or wrongfully taken and the owner fails to notify the Corporation of that fact within a reasonable time after he has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the owner is precluded from asserting against the Corporation any claim to a new certificate. If, after the issue of a new certificate as a replacement for a lost, destroyed or wrongfully taken certificate, a bona fide purchaser of the original certificate presents it for registration of transfer, the Corporation must register the transfer unless registration would result in over-issue. In addition to any rights on the indemnify bond, the Corporation may recover the new certificate from the person to whom it was issued or any person taking under him except a bona fide purchaser.

     Section 4. TRANSFER AGENTS OR REGISTRARS. The Board of Directors may appoint one or more transfer agents or registrars which shall be any entity duly authorized by the Securities and Exchange Commission. Such appointment shall be at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate.

     Section 5. LEGEND CONDITIONS. In the event any shares of this Corporation are issued pursuant to an exemption from permit or registration as otherwise provided by applicable securities law which exemption requires the imposition of a legend condition on such certificate evidencing such shares, the person or entity issuing or transferring such shares shall cause such legend to appear on the certificate and on the stock record therefor and shall not be required to transfer any such shares free of such legend unless such shares are subsequently permitted or registered as required by law or the same are determined to be released from such requirements by a letter duly issued by the attorney for the Corporation.

     Section 6. REGULATIONS. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors from time to time may establish.


                                ARTICLE VIII

                 INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Section 1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was servicing at the request of the Corporation as a director, officer, employee or agent of any other corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Nevada Domestic Corporation Laws, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that except as provided in Section 2 hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only is such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that if the Nevada Domestic Corporation Laws require, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

     Section 2.  RIGHT OF INDEMNITEE TO BRING SUIT.  If a claim under
Section 1 of this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Nevada Domestic Corporation Laws. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Nevada Domestic Corporation Laws, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnity, be a defense to such suit. In any suit brought by the indemnitee to enforce a right in indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.

     Section 3. NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's certificate of incorporation, by-law, agreement, vote of stockholders or disinterred directors or otherwise.

     Section 4. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Nevada Domestic Corporation Laws.



                                 ARTICLE IX

                                  NOTICES

     Section 1. NOTICES. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance by effectively given by hand delivery to the recipient thereof, by depositing such notice in the U.S. mails, postage prepaid, or by sending such notice by prepaid telegram or mailgram. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered or dispatched, if delivered through the mails or by telegram or mailgram, shall be the time of the giving of such notice. If mailed, such notice shall be considered as given when so deposited in a depository of the United States Postal Service.

     Section 2. WAIVER OF NOTICE. Whenever any notice is required to be given to any shareholder or Director of the Corporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed to be equivalent to the giving of such notice. Neither the business nor the purpose of any meeting need be specified in such a waiver.


                                 ARTICLE X

                               MISCELLANEOUS

     Section 1. FISCAL YEAR. The fiscal year of the Corporation shall begin on the first day of January and end on the last day of December in each year, unless the board of directors shall provide otherwise.

     Section 2. DIVIDENDS. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions allowed or provided by law.

     Section 3. RESERVES. By resolution the board of directors may create such reserve or reserves out of the earned surplus of the corporation as the directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the corporation, of for any other purpose they think beneficial to the corporation. The directors may modify or abolish any such reserve in the manner in which it was created.

     Section 4. CORPORATE SEAL. The Board of Directors shall provide a corporate seal which may be in such form and contain such inscription as the Board of Directors may from time to time determine consistent with the requirements of the laws of the State of Nevada.

     Section 5. FACSIMILE SIGNATURES. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

     Section 6. RELIANCE UPON BOOKS, REPORTS AND RECORDS. Each director, each member of any committee designed by the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of the account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

     Section 7. TIME PERIODS. In any provision of these By-Laws which requires that an act be done or not done within a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

                                 ARTICLE XI

                                 AMENDMENTS

     Section 1. AMENDMENT BY SHAREHOLDERS. These By-Laws may be altered, amended, or repealed and new By-Laws may be adopted by the shareholders at any annual or special meeting of the Shareholders at which the requirement of these By-Laws and other applicable law have been met or by their unanimous written actions.

     Section 2. AMENDMENT BY DIRECTORS. Except for the reduction of the number of directors, these By-Laws may also be altered, amended, or repealed and new By-Laws may be adopted by actions duly taken by the directors of this Corporation.


                          CERTIFICATE OF ADOPTION

     The undersigned, being the duly elected and acting corporate secretary of this Corporation, hereby certifies that the forgoing First Amended By-Laws were duly adopted by unanimous written actions of the incorporator and original shareholders and directors of this Corporation, as of the 15th day of May, 2000.

                         s/Vern Bock
                         _______________________________________
                         Corporate Secretary